Exhibit 99.1

Kodak Reports Third-Quarter Revenue of $315 Million and Growth in Key Product Areas

ROCHESTER, N.Y.--(BUSINESS WIRE)--November 7, 2019--Eastman Kodak Company (NYSE: KODK) today reported financial results for the third quarter 2019, including a net loss of $5 million on revenues of $315 million and growth in key print and film product areas.

Highlights include:

  GAAP net loss of $5 million for the quarter ended September 30, 2019, compared to GAAP net earnings of $19 million for the quarter ended September 30, 2018.
  Revenues for Q3 2019 of $315 million compared to revenues for Q3 2018 of $329 million.
  Operational EBITDA for the quarter of $14 million compared to Operational EBITDA of $9 million in the prior-year period.
  The Company finalized the establishment of a strategic relationship with Lucky HuaGuang Graphics Co, Ltd in the People’s Republic of China, including the sale of Kodak’s offset printing plates facility in Xiamen, China, a supply agreement to help Kodak fulfill its customer demand, and an IP agreement under which Kodak licenses its plates technology to HuaGuang to expand the market in China. The current quarter Operational EBITDA includes $13 million of license revenue received from this transaction.
  Key product lines achieved strong year-over-year growth for the year to date:
    Volume for KODAK SONORA Process Free Plates grew by 22 percent.
    Annuities revenues for the KODAK PROSPER Inkjet Platform grew by 5 percent.
  Revenues for the Company’s film business grew 21 percent year over year for the year to date.
  The Company ended the quarter with a cash balance of $225 million.

“The Company will continue to concentrate on delivering industry-leading solutions to customers in our core print and film businesses,” said Jim Continenza, Kodak’s Executive Chairman. “Looking ahead to 2020, we will focus on generating cash by growing profitable revenue, making smart investments and eliminating unnecessary spending.”

For the quarter ended September 30, 2019, revenues decreased by approximately $14 million compared with the same period in 2018. Kodak ended the quarter with a cash balance of $225 million, an increase of $27 million from the June 30, 2019 cash balance of $198 million when adjusted for the assets associated with Kodak’s offset printing plates facility in Xiamen, China being reported as assets held for sale. The current quarter revenues and Operational EBITDA include $13 million of license revenue related to the HuaGuang Graphics Co. Ltd transaction.

“We have strengthened our financial position by eliminating significant interest costs with the transactions completed earlier in the year,” said David Bullwinkle, Kodak’s CFO. “For the year to date we have delivered growth in SONORA Process Free Plates, PROSPER Inkjet annuities and our film business. We plan to build on those successes and drive further cost efficiencies to help achieve our goal of generating cash.”

Revenue and Operational EBITDA Q3 2019 vs. Q3 2018

($ millions)

Q3 2019 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$ 213	$ 29	$ 14	$ 56	$ 1	$ 2	$ 315
Operational EBITDA *	$ 20	$ (3)	$ 2	$ (1)	$ (4)	$ -	$ 14

Q3 2018 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$ 217	$ 39	$ 15	$ 54	$ 1	$ 3	$ 329
Operational EBITDA *	$ 11	$ 2	$ 1	$ (3)	$ (2)	$ -	$ 9

Q3 2019 vs. Q3 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$ (4)	$ (10)	$ (1)	$ 2	$ -	$ (1)	$ (14)
Operational EBITDA *	$ 9	$ (5)	$ 1	$ 2	$ (2)	$ -	$ 5

Q3 2019 Actuals on constant currency ** vs. Q3 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$ (1)	$ (10)	$ -	$ 3	$ -	$ (1)	$ (9)
Operational EBITDA *	$ 8	$ (5)	$ 1	$ 2	$ (2)	$ -	$ 4

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2019 foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2018, rather than the actual exchange rates in effect for the three months ended September 30, 2019.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; Kodak’s ability to effect strategic transactions, such as divestitures, acquisitions, strategic alliances and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this third-quarter 2019 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended September 30, 2018, rather than the actual exchange rates in effect for the three months ended September 30, 2019.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended September 30, 2019 and 2018, respectively:

(in millions)
	Q3 2019	Q3 2018	$ Change
Net (Loss) Income	$ (5)	$ 19	$ (24)
Depreciation and amortization	14	17	(3)
Restructuring costs and other (1)	3	9	(6)
Stock based compensation	1	2	(1)
Consulting and other costs (2)	2	4	(2)
Idle costs (3)	1	1	-
Other operating expense (income), net, excluding income from transition services agreement (4)	12	(10)	22
Interest expense (1)	4	2	2
Pension income excluding service cost component (1)	(26)	(35)	9
Other (income) charges, net (1)	6	(4)	10
(Income) loss from discontinued operations, net of income tax (1)	(5)	1	(6)
Provision for income taxes (1)	7	3	4
Operational EBITDA	$ 14	$ 9	$ 5
Impact of foreign exchange (5)	(1)		(1)
Operational EBITDA on a constant currency basis	$ 13	$ 9	$ 4

Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.

(2)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives.

(3)

Consists of costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)

$2 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the quarter ended September 30, 2019.  The income was reported in Other operating (expense) income, net in the Consolidated Statement of Operations. Other operating (expense) income, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

(5)

The impact of foreign exchange represents the 2019 foreign exchange impact using average foreign exchange rates for the three months ended September 30, 2018, rather than the actual exchange rates in effect for the three months ended September 30, 2019.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended September 30,
	2019	2018
Revenues
Sales	$249	$259
Services	66	70
Total revenues	315	329
Cost of revenues
Sales	216	232
Services	46	47
Total cost of revenues	262	279
Gross profit	53	50
Selling, general and administrative expenses	48	53
Research and development costs	11	12
Restructuring costs and other	3	9
Other operating expense (income), net	10	(10)
Loss from continuing operations before interest expense, pension income excluding service cost component, other charges (income), net, and income taxes	(19)	(14)
Interest expense	4	2
Pension income excluding service cost component	(26)	(35)
Other charges (income), net	6	(4)
(Loss) earnings from continuing operations before income taxes	(3)	23
Provision for income taxes	7	3
(Loss) earnings from continuing operations	(10)	20
Income (loss) from discontinued operations, net of income taxes	5	(1)
Net (Loss) Income	$(5)	$19

 The notes accompanying the financial statements contained in the Company’s third quarter 2019 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	September 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$225	$233
Trade receivables, net of allowances of $8 and $9, respectively	195	232
Inventories, net	242	231
Other current assets	57	47
Current assets held for sale	2	167
Total current assets	721	910
Property, plant and equipment, net of accumulated depreciation of $419 and $395, respectively	186	216
Goodwill	12	12
Intangible assets, net	53	58
Operating lease right-of-use assets	49	—
Restricted cash	36	11
Deferred income taxes	147	160
Other long-term assets	205	143
TOTAL ASSETS	$1,409	$1,510

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$140	$130
Short-term borrowings and current portion of long-term debt	2	396
Current portion of operating leases	26	—
Other current liabilities	203	209
Current liabilities held for sale	—	43
Total current liabilities	371	778
Long-term debt, net of current portion	106	5
Pension and other postretirement liabilities	352	379
Operating leases, net of current portion	34	—
Other long-term liabilities	195	178
Total liabilities	1,058	1,340

Commitments and Contingencies (Note 10)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	180	173

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	608	617
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(17)	(200)
Accumulated other comprehensive loss	(411)	(411)
Total shareholders' equity (deficit)	171	(3)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)	$1,409	$1,510

The notes accompanying the financial statements contained in the Company’s third quarter 2019 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media:
Nick Rangel, Kodak, +1 585-615-0549, nicholas.rangel@kodak.com

Investor:
Bill Love, Kodak, +1 585-724-4053, shareholderservices@kodak.com